SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        January 10, 2018

ONSTREAM MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-22849                                                           65-0420146

(Commission File Number)                             (IRS Employer Identification Number)

   1291 SW 29 Avenue, Pompano Beach, Florida 33069

(Address of executive offices and Zip Code)

(954) 917-6655

(Registrant's Telephone Number, Including Area Code)

______________________________

(Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]             Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

[ ]             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]             Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement

Our subsidiaries, Infinite Conferencing, Inc. (“Infinite”) and Entertainment Digital Network, Inc. (“EDNet”, and collectively with Infinite, the “Seller”), have entered into an interim sale and purchase agreement (the “Agreement”) with Infinite Conferencing Partners, LLC (“Buyer”), effective January 10, 2018. Per the Agreement, the parties intend that a total of $1.0 million will be paid for Buyer’s purchase from Seller of a sufficient number of Infinite and EDNet client accounts so that, when combined with accounts previously sold by Seller to Buyer, expected revenues will be approximately $725,000 per month, or approximately $8.7 million per year, which we believe approximates Seller’s total combined revenues for the most recently ended twelve month period. These revenues do not include revenues from the other divisions and operations of Onstream Media Corporation, primarily webcasting and DMSP. Also, as was the case with previous similar sales of customer accounts, Seller will continue to service the sold accounts, will earn a management fee from Buyer for doing so and will have an option to purchase all membership interests in Buyer. Upon completion of this sale, and combined with previous sales of client accounts by Seller to Buyer, the Buyer will have paid $7.0 million to Seller.

The Agreement, among other things, contemplates a reduction in the Preferred Return from 30% per annum to 20% per annum and an extension of the term of our option to repurchase the Buyer’s membership interests to December 31, 2018.

We have received $610,000 of the $1.0 million total contemplated by the Agreement. These funds received to date were utilized by us (i) to repay the $350,000 note payable to Sigma Opportunity Fund II, LLC, as well as related interest and fees, and (ii) to make payments of certain accounts payable and provide funds for operating expenses. We expect to use the remaining $390,000 of the $1.0 million total contemplated not yet received to (i) make repayments of certain debt, including short-term advances received by us during the last twenty days and used to pay accounts payable and provide funds for operating expenses as well as to (ii) pay certain accounting and audit fees.

Per the Agreement, Buyer will provide, or cause to be provided, reimbursement to Seller for $200,000 it recently expended as a related accommodation to Buyer. That reimbursement will be used by Seller to repay obligations it incurred to fund that previous expenditure.

The Agreement, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein in its entirety, contains additional terms and contingencies other than those discussed above. Further information with respect to previous similar transactions and documents that are the basis and predecessor for the transactions and documents referenced in the Agreement are contained in our Form 10-Q for the nine months ended June 30, 2016, filed by us on October 28, 2016 and a Form 8-K filed by us on March 6, 2017.

Item 9.01                Financial Statements and Exhibits

(c) Exhibits

Exhibit No.             Description

10.1    Interim Sale and Purchase Agreement between Infinite, EDNET and Infinite Conferencing Partners. LLC, effective January 10, 2018

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONSTREAM MEDIA CORPORATION

	By:	/s/ Robert E. Tomlinson
January 17, 2018		Robert E. Tomlinson, CFO

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